AMENDED AND RESTATED
                      AGREEMENT AND PLAN OF REORGANIZATION

         This AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of this 12th day of April, 2002 by and between Nations Master Investment Trust (the "Trust"), a Delaware business trust, for itself and on behalf of its Nations Blue Chip Master Portfolio and Nations Strategic Growth Master Portfolio.

         WHEREAS, the Trust is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the parties desire that the Fund Assets and Liabilities (as defined below) of the Trust's Nations Blue Chip Master Portfolio (the "Acquired Fund") be conveyed to and, acquired and assumed, by the Trust's Nations Strategic Growth Master Portfolio (the "Acquiring Fund") in exchange for interests of equal U.S. dollar value of the Acquiring Fund which shall thereafter promptly be distributed to the interestholders of the Acquired Fund in connection with its liquidation as described in this Agreement and set forth in Schedule A attached hereto (such acquisition and assumption of the Acquired Fund's Fund Assets and Liabilities by the Acquiring Fund the "Reorganization");

         WHEREAS, the parties intend that the Reorganization qualify as a tax-free transaction for federal income tax purposes; and

         WHEREAS, the parties intend for this Agreement to amend and restate in its entirety that certain Agreement and Plan of Reorganization entered into by the parties as of January 1, 2002.

         NOW, THEREFORE, in accordance with the terms and conditions described herein, the Acquired Fund and Acquiring Fund shall be consolidated as follows:

          1.  Conveyance of Fund Assets and Liabilities of the Acquired Fund.

              (a) Except as provided below, at the Effective Time of the
                  Reorganization (as defined in Section 7) all assets of every kind, and all interests, rights, privileges and powers of the Acquired Fund (the "Fund Assets"), subject to all liabilities of the Acquired Fund existing as of the Effective Time of the Reorganization (the "Liabilities"), shall be transferred by the Acquired Fund to the Acquiring Fund and shall be accepted and assumed by the Acquiring Fund, as more particularly set forth in this Agreement, such that at and after the Effective Time of the Reorganization: (i) all Fund Assets of the Acquired Fund shall become the assets of the Acquiring Fund; and (ii) all Liabilities of the Acquired Fund shall attach to the Acquiring Fund, enforceable against the Acquiring Fund to the same extent as if originally incurred by the Acquiring Fund.

              (b) It is understood and agreed that the Fund Assets shall include all property and assets of any nature whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued) and receivables (including dividend and interest receivables) owned or exercisable by the Acquired Fund, and any deferred or prepaid expenses shown as an asset on the Acquired Fund's books, that the Liabilities of the Acquired Fund shall include all liabilities, whether known or unknown, accrued or unaccrued, absolute or contingent, in all cases, existing at the Effective Time of the Reorganization.

              (c) At least fifteen (15) business days prior to the Closing Date
                  (as defined in Section 7), the Acquired Fund will provide to, or cause to be provided to, the Acquiring Fund, a schedule of its securities, other assets and its known liabilities. It is understood and agreed that the Acquired Fund may sell any of the securities or other assets shown on such schedule prior to the Effective Time of the Reorganization but will not, without the

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

                  prior approval of the Acquiring Fund, acquire any additional securities other than securities that the Acquiring Fund is permitted to purchase in accordance with its stated investment objective and policies. At least ten (10) business days prior to the Closing Date, the Acquiring Fund will advise the Acquired Fund of any investments of the Acquired Fund shown on such schedule that the Acquiring Fund would not be permitted to hold, pursuant to its stated investment objective and policies or otherwise. The Acquired Fund, if requested by the Acquiring Fund, will dispose of any such securities prior to the Closing Date to the extent practicable and consistent with applicable legal requirements. In addition, if it is determined that the investment portfolios of the Acquired Fund and the Acquiring Fund, when aggregated, would contain investments exceeding certain percentage limitations applicable to the Acquiring Fund, the Acquired Fund, if requested by the Acquiring Fund, will dispose of a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Effective Time of the Reorganization.

              (d) The Fund Assets shall be transferred and conveyed to the
                  Acquiring Fund on the following basis:

                  (1) In exchange for the transfer of the Fund Assets, the
                      Acquiring Fund shall simultaneously issue to the Acquired Fund at the Effective Time of the Reorganization full and fractional interests of the Acquiring Fund, as set forth in Schedule A attached hereto, having an aggregate net asset value equal to the net value of the Fund Assets minus Liabilities so conveyed and assumed, all determined in accordance with this Agreement. In this regard, the number of full and fractional interests of the Acquiring Fund delivered to the Acquired Fund shall be determined by dividing the value of the Fund Assets minus Liabilities, computed in the manner and as of the time and date set forth in this Agreement, by the net asset value of one Acquiring Fund interest, computed in the manner and as of the time and date set forth in this Agreement.

                  (2) The net asset value of interests to be delivered by the
                      Acquiring Fund, and the net value of the Fund Assets minus Liabilities to be conveyed by the Acquired Fund and assumed by the Acquiring Fund, shall, in each case, be determined as of the Valuation Time as defined in Section
                      3. The net asset value of interests of the Acquiring Fund shall be computed in accordance with its then current valuation procedures. In determining the value of the Fund Assets, each security to be included in the Fund Assets shall be priced in accordance with the Acquiring Fund's then current valuation procedures.

          2. Liquidation of the Acquired Fund. At the Effective Time of the Reorganization, the Acquired Fund shall make a liquidating distribution to its interestholders as follows: Interestholders of record of the Acquired Fund shall be credited with full and fractional interests of the respective interests that are issued by the Acquiring Fund in connection with the Reorganization corresponding to the Acquired Fund interests that are held of record by the interestholder at the Effective Time of the Reorganization. Each such interestholder also shall have the right to receive any unpaid dividends or other distributions which were declared before the Effective Time of the Reorganization with respect to the Acquired Fund interests that are held of record by the interestholder at the Effective Time of the Reorganization, and the Trust shall record on its books the ownership of the Acquiring Fund interests by such interestholders (the "Transferor Record Holders"). All of the issued and outstanding interests of the Acquired Fund at the Effective Time of the Reorganization shall be redeemed and canceled on the books of the Trust at such time. As soon as reasonably possible after the Effective Time of the Reorganization, the Trust shall wind up the affairs of the Acquired Fund and shall file any final regulatory reports, including but not limited to any Form N-SAR and


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

              Rule 24f-2 filings, with respect to the Acquired Fund, and also shall take all other steps as are necessary and proper to effect the termination or declassification of the Acquired Fund in accordance with all applicable laws.

         3. Valuation Time. The "Valuation Time" shall be the time as of which the net asset value of the interests of the Acquired Fund and the Acquiring Fund is determined pursuant to their respective valuation procedures on the Closing Date or such earlier or later time as may be mutually agreed to in writing by the parties hereto.

         4. Certain Representations, Warranties and Agreements of the Trust on behalf of the Acquired Fund. The Trust, for itself and, where appropriate, on behalf of the Acquired Fund, represents and warrants to, and agrees with, the Trust, on behalf of the Acquiring Fund as follows, with such representations, warranties and agreements made on behalf of the Acquired Fund on a several (and not joint, or joint and several) basis:

              (a) The Trust is a business trust, duly established, validly existing and in good standing under the laws of the State of Delaware. The Trust is registered with the SEC as an open-end management investment company under the 1940 Act, and such registration is in full force and effect.

              (b) The Trust has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

              (c) This Agreement has been duly authorized by the Board of
                  Trustees of the Trust on behalf of the Acquired Fund, and has been executed and delivered by duly authorized officers of the Trust, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and, subject to the approval of interestholders referred to in Section 6, the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or the By-Laws of the Trust, or any material agreement or arrangement to which the Trust is a party or by which it is bound.

              (d) The Acquired Fund has continued to qualify as a separate partnership (and not a publicly traded partnership) for federal income tax purpose since its date for formation and shall continue to so qualify until its liquidation.

              (e) The Trust has valued, and will continue to value, the
                  portfolio securities and other assets of the Acquired Fund in accordance with applicable legal requirements.

              (f) All of the issued and outstanding interests of the Trust's
                  Acquired Fund have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

              (g) The Trust shall operate the business of the Acquired Fund in the ordinary course between the date hereof and the Effective Time of the Reorganization, except that the Trust shall complete all measures in respect of the Acquired Fund prior to the Effective Time of the Reorganization to ensure that the Reorganization qualifies as a "reorganization" within the meaning of Section 368(a) of the Code, regardless of whether such measures are in the ordinary course. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganization.

                  Notwithstanding anything herein to the contrary, the Trust shall take all appropriate action necessary in order for the Trust to receive the opinion provided for in Section 8(f).

              (h) At the Effective Time of the Reorganization, the Trust's
                  Acquired Fund will have good and marketable title to the Fund Assets and full right, power and authority to assign, deliver and otherwise transfer such assets.

              (i) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Acquired Fund required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of the Trust, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

              (j) As soon after the Closing Date as is reasonably practicable, the Trust, on behalf of the Acquired Fund shall prepare and file (on a timely basis) all federal and other tax returns and reports of the Acquired Fund required by law to be filed with respect to all periods ending on or before the Closing Date but not theretofore filed.

         5. Certain Representations, Warranties and Agreements of the Trust on behalf of the Acquiring Fund. The Trust, on behalf of itself and where appropriate, on behalf of the Acquiring Fund, represents and warrants to, and agrees with, the Trust on behalf of the Acquired Fund as follows, with such representations, warranties and agreements made on behalf of the Acquiring Fund on a several (and not joint, or joint and several) basis:

              (a) The Trust is a statutory business trust duly formed, validly existing and in good standing under the laws of the State of Delaware and is registered with the SEC as an open-end management investment company under the 1940 Act and such registration is in full force and effect.

              (b) The Trust has the power to own all of its properties and assets and to consummate the transactions contemplated herein, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this Agreement.

              (c) This Agreement has been duly authorized by the Board of
                  Trustees of the Trust on behalf of the Acquiring Fund, and executed and delivered by duly authorized officers of the Trust, and represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Amended and Restated Declaration of Trust or the By-Laws of the Trust or any material agreement or arrangement to which it is a party or by which it is bound.

              (d) The Acquiring Fund has continued to qualify as a separate partnership (and not a publicly traded partnership) for federal income tax purpose since its date of formation and intends to continue to so qualify.

              (e) The Trust has valued, and will continue to value, the
                  portfolio securities and other assets of the Acquiring Fund in accordance with applicable legal requirements.

              (f) The interests of the Acquiring Fund to be issued and delivered to the Acquired Fund for the account of the interestholders of the Acquired Fund, pursuant to the terms hereof, shall have been duly authorized as of the Effective Time of the Reorganization and, when so issued and delivered, shall be duly and validly issued, fully paid and non-assessable, and no interestholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect thereto.

              (g) All of the issued and outstanding interests of the Acquiring
                  Fund have been validly issued and are fully paid and non-assessable, and were offered for sale and sold in conformity with the registration requirements of all applicable federal and state securities laws.

              (h) The Trust shall operate the business of the Acquiring Fund in the ordinary course between the date hereof and the Effective Time of the Reorganization, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions and any other dividends and distributions deemed advisable in anticipation of the Reorganization. Notwithstanding anything herein to the contrary, the Trust shall take all appropriate action necessary in order for the Trust to receive the opinion provided for in Section 9(d).

              (i) At the Effective Time of the Reorganization, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such time shall have been filed, and all federal and other taxes shall have been paid so far as due, or provision shall have been made for the payment thereof and, to the best knowledge of management of the Trust, no such return or report shall be currently under audit and no assessment shall have been asserted with respect to such returns or reports.

          6. Interestholder Action. The Secretary of the Trust has been instructed to either accept an interestholder consent in lieu of special meeting, or call a special meeting of the interestholders of the Acquired Fund for the purpose of considering and voting upon:

               (a) approval of this Agreement and the Reorganization contemplated hereby; and

               (b) such other matters as may be determined by the Board of Trustees of the Trust.

          7. Closing Date, Effective Time of the Reorganization. The "Closing Date" shall be May 10, 2002, or such earlier or later date as may be mutually agreed in writing by the parties hereto. Delivery of the Fund Assets and interests of the Acquiring Fund to be issued pursuant to Section 1 and the liquidation of the Acquired Fund pursuant to Section 2 shall occur on the day following the Closing Date, whether or not such day is a business day, or on such other date, and at such place and time, as may be mutually agreed in writing, by the parties hereto. The date and time at which such actions are taken are referred to herein as the "Effective Time of the Reorganization." To the extent any Fund Assets are, for any reason, not transferred at the Effective Time of the Reorganization, the Trust shall cause such Fund Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

          8. Conditions to the Trust's Obligations on Behalf of the Acquiring Fund. The obligations of the Trust hereunder shall be subject to the following conditions precedent:

              (a) This Agreement and the Reorganization shall have been approved by the Board of Trustees of the Trust and by a requisite vote of the interestholders of the Acquired Fund in the manner required by the Trust's Declaration of Trust, By-Laws, applicable law and this Agreement.

              (b) All representations and warranties of the Trust made in this Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.

              (c) The Trust shall have delivered to the Trust a statement of assets and liabilities of the Acquired Fund, showing the tax basis of such assets for federal income tax purposes by lot and the holding periods of such assets, as of the Valuation Time.

              (d) The Trust shall have duly executed and delivered to the Trust such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as the Trust may deem necessary or desirable to transfer all of the Acquired Fund's rights, title and interest in and to the Fund Assets.

              (e) The Trust shall have delivered a certificate executed in its name executed by an appropriate officer, in a form reasonably satisfactory to the Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Trust on behalf of the Acquired Fund made in this Agreement are true and correct at and as of the Valuation Time and that, to the best of its knowledge, the Fund Assets include only assets which the Acquiring Fund may properly acquire under its investment objectives, policies and limitations and may otherwise be lawfully acquired by the Acquiring Fund.

              (f) The Trust shall have received an opinion of Morrison & Foerster LLP, upon which the Acquiring Fund and its interestholders may rely, based upon representations made in certificates provided by the Trust, and/or its affiliates and/or principal interestholders of the Acquired Fund to Morrison & Foerster LLP, addressed to the Trust in a form reasonably satisfactory to it, and dated as of the Closing Date, substantially to the effect that, for federal income tax purposes:

                    (i) The Reorganization will not be taxable to the Acquiring Fund, the Acquired Fund or their respective interestholders;

                    (ii) The basis of the Acquired Fund's assets received by the
                         Acquiring Fund pursuant to the Reorganization will be the same as the basis of those assets in the hands of the Acquired Fund immediately prior to the Reorganization;

                   (iii) The Acquiring Fund's holding period in the Acquired
                         Fund's assets transferred in the Reorganization will include the period for which such assets have been held by the Acquired Fund; and

                    (iv) The basis of the Acquiring Fund interests received by the interestholders of the Acquired Fund will be the same as the basis of the Acquired Fund interests surrendered by such interestholders pursuant to the Reorganization.

              (g) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

              (h) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

              (i) The Trust on behalf of the Acquired Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.

              (j) The Trust shall have received a duly executed instrument whereby the Acquiring Fund assumes all of the liabilities of the Trust's Acquired Fund.

              (k) Except to the extent prohibited by Rule 19b-1 under the 1940 Act, prior to the Valuation Time, the Acquired Fund shall have declared one or more distributions, with a record date and ex-distribution date prior to the Valuation Time, which, together with all previous distributions, shall have the effect of distributing to its interestholders all of its previously undistributed (i) "investment company taxable income" within the meaning of Section 852(b) of the Code (determined without regarding Section 852(b)(2)(D) of the Code), (ii) excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in
                    Section 852(a)(1)(B)(ii) of the Code, and (iii) "net capital gain" (within the meaning of Section 1222(11) of the Code), if any, realized in taxable periods or years ending on or before Effective Time, in all cases determined as if the Acquired Fund has at all times qualified as a "regulated investment company" under the Code.

          9. Conditions to the Trust's Obligations on behalf of the Acquired Fund. The obligations of the Trust hereunder shall be subject to the following conditions precedent:

              (a) This Agreement and the Reorganization shall have been approved by the Board of Trustees of the Trust on behalf of the Acquiring Fund.

              (b) All representations and warranties of the Trust made in this Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time of the Reorganization.

              (c) The Trust shall have delivered a certificate executed in its name by an appropriate officer, in a form reasonably satisfactory to the Trust and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Valuation Time.

              (d) The Trust shall have received an opinion of Morrison & Foerster LLP, upon which the Acquired Fund and its interestholders may rely, based upon representations made in certificates provided by the Trust, and/or its affiliates and/or principal interestholders of the Acquiring Fund to Morrison & Foerster LLP, addressed to the Trust in a form reasonably satisfactory to it, and dated as of the Closing Date, substantially to the effect that, for federal income tax purposes:

                    (i) The Reorganization will not be taxable to the Acquiring Fund, the Acquired Fund or their respective interestholders;

                    (ii) The basis of the Acquired Fund's assets received by the
                         Acquiring Fund pursuant to the Reorganization will be the same as the basis of those assets in the hands of the Acquired Fund immediately prior to the Reorganization;

                   (iii) The Acquiring Fund's holding period in the Acquired
                         Fund's assets transferred in the Reorganization will include the period for which such assets have been held by the Acquired Fund; and

                    (iv) The basis of the Acquiring Fund interests received by the interestholders of the Acquired Fund will be the same as the basis of the Acquired Fund interests surrendered by such interestholders pursuant to the Reorganization.

              (e) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated herein.

              (f) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act.

              (g) The Trust on behalf of the Acquiring Fund shall have performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time of the Reorganization.

         10.  Tax Matters

              (a) The Trust hereby represents and warrants and that each shall use its best efforts to cause the Reorganization to qualify, and will not (whether before or after consummation of the Reorganization) take any actions that could prevent the Reorganization from qualifying, as a tax-free transaction for federal income tax purposes.

              (b) Except where otherwise required by law, the parties shall not take a position on any tax returns inconsistent with the treatment of the Reorganization for federal income tax purposes as a tax-free transaction.

         11. Survival of Representations and Warranties. The representations and warranties of the Trust on behalf of the Acquiring Fund and the Trust on behalf of the Acquired Fund set forth in this Agreement shall survive the delivery of the Fund Assets to the Acquiring Fund and the issuance of the interests of the Acquiring Fund at the Effective Time of the Reorganization to the Acquired Fund interestholders.

         12. Termination of Agreement. This Agreement may be terminated by a party at or, in the case of Subsection 12(c), below, at any time prior to, the Effective Time of the Reorganization by a vote of a majority of its Board members as provided below:

               (a) By the Trust on behalf of its Acquiring Fund if the conditions set forth in Section 8 are not satisfied as specified in said Section;

               (b) By the Trust on behalf of its Acquired Fund if the conditions set forth in Section 9 are not satisfied as specified in said Section;

               (c)  By mutual written consent of the Trust and the Trust.

         13. Governing Law. This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law.

         14.  Brokerage Fees and Expenses.

              (a) The Trust represents and warrants that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

              (b) The Acquiring Fund will be responsible for the expenses related to entering into and carrying out the provisions of this Agreement, whether or not the transactions contemplated hereby are consummated. To the extent that such expenses exceed contractual total operating expense ratio caps in place for the Acquiring Fund, Banc of America Advisors, LLC or any of its affiliates will bear such excess expenses.

         15. Amendments. This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of the Trust, acting on behalf of the Acquired Fund or the Trust, acting on behalf of the Acquiring Fund; provided, however, that following the meeting of the interestholders of the Acquired Fund or the acceptance by the Secretary of an interestholder consent in lieu of special meeting, no such amendment may have the effect of changing the provisions for determining the number of interests of the Acquiring Fund to be issued to the Transferor Record Holders under this Agreement to the detriment of such Transferor Record Holders, or otherwise materially and adversely affecting the Acquired Fund, without the Acquired Fund obtaining its interestholders' further approval:

              (a) At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the interestholders of the Acquired Fund, the Trust on behalf of the Acquired Fund, may waive any breach by the Trust, on behalf of the Acquiring Fund, or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and signed by an officer of such registered investment company);

              (b) At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the interestholders of the Acquired Fund, the Trust, on behalf of the Acquiring Fund, may waive any breach by the Trust on behalf of the Acquired Fund, or the failure to satisfy any of the conditions to either of their obligations (such waiver to be in writing and signed by an officer of such registered investment company).

         16. Miscellaneous. The Reorganization of the Acquired Fund into the Acquiring Fund (including the representations and warranties and conditions precedent made or required to occur in connection therewith) shall not be conditioned on any other Reorganization contemplated either under this Agreement or any other agreement and plan of reorganization.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers designated below as of the date first written above.


                                           NATIONS MASTER INVESTMENT TRUST
                                           On behalf of the Acquired Fund
                                             identified on Schedule A


                                           By:  /s/ Richard H. Blank, Jr.
                                                -------------------------
                                                 Richard H. Blank, Jr.
                                                 Secretary and Treasurer



                                           NATIONS MASTER INVESTMENT TRUST
                                           On behalf of the Acquiring Fund
                                             identified on Schedule A


                                           By: /s/ Richard H. Blank, Jr.
                                               -------------------------
                                                Richard H. Blank, Jr.
                                                Secretary and Treasurer

                                   SCHEDULE A




INTERESTHOLDERS OWNING INTERESTS OF THE FOLLOWING      WOULD RECEIVE INTERESTS OF THE FOLLOWING
ACQUIRED FUND OF THE TRUST:                            ACQUIRING FUND OF THE TRUST:

Nations Blue Chip Master Portfolio      ->             Nations Strategic Growth Master Portfolio



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